Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-219768; 033-61441; 033-45453; 333-66891; 333-61163; 333-86863; 333-72904; 333-104955; 333-118761; 333-126788; 333-146646; 333-162635; 333-176602; 333-182609, and 333-19166) of Legg Mason, Inc. of our report dated May 28, 2020 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland
May 28, 2020